UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 1, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers. On April 3, 2013, Dole Food Company, Inc. updated for 2013 the standard terms and conditions for its management one-year incentive plan, under Dole’s 2009 Stock Incentive Plan, as amended and restated February 23, 2012. The updated document is filed as Exhibit 10.3 to this Current Report.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. On April 1, 2013, Dole Food Company, Inc. (“Dole”) filed with the Commission a Current Report on Form 8-K that described, in Item 2.03 thereof, the entry of Dole and its wholly-owned subsidiary Solvest, Ltd., into a new secured credit agreement. That credit agreement is filed herewith as Exhibit 10.1. In the same Current Report, Item 1.01 described Dole’s entry into a Trademark Rights Agreement in connection with the closing of the previously announced sale of Dole’s worldwide packaged foods and Asia fresh businesses to ITOCHU Corporation. That Trademark Rights Agreement is filed herewith as Exhibit 10.2.

10.1†*	Credit Agreement dated as of April 1, 2013 among Dole Food Company, Inc., Solvest, Ltd., the lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Issuing Bank and Swingline Lender.

10.2†*	Trademark Rights Agreement made and entered into as of April 1, 2013, among Dole Food Company, Inc., Dole Packaged Foods, LLC and Dole Asia Holdings Pte. Ltd.

10.3†	2013 Standard terms and conditions for management one-year incentive awards.

†	Filed herewith
*	Selected portions have been omitted pursuant to a request for confidential treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2013	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ C. MICHAEL CARTER
C. Michael Carter
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1†*	Credit Agreement dated as of April 1, 2013 among Dole Food Company, Inc., Solvest, Ltd., the lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Issuing Bank and Swingline Lender.

10.2†*	Trademark Rights Agreement made and entered into as of April 1, 2013, among Dole Food Company, Inc., Dole Packaged Foods, LLC and Dole Asia Holdings Pte. Ltd.

10.3†	2013 Standard terms and conditions for management one-year incentive awards.

†	Filed herewith
*	Selected portions have been omitted pursuant to a request for confidential treatment.

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